DEFA14A Filing

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(Amendment No. )
----
	Filed by the Registrant	/X/
----
----
	Filed by a party other than the Registrant	/ /
----
Check	the appropriate box:
----
/ /	Preliminary Proxy Statement
----
----
/ /	Confidential, for Use of the Commission Only (as
----	permitted by Rule 14a-6(e)(2))

----
/ /	Definitive Proxy Statement
----
----
/ /	Definitive Additional Materials
----
----
/X/	Soliciting Material Pursuant to Sec. 240.14a-11(c) or
----	Sec. 240.14a-12

PUTNAM HIGH INCOME SECURITIES FUND

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

----
/X/	No fee required
----
----
/ /	Fee computed on table below per Exchange Act Rule 14a
----	6(i)(1) and 0-11

(1) Title of each class of securities to which transaction
applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction
computed pursuant to Exchange Act Rule 0-11 (set forth the
amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

----
/ /	Fee paid previously with preliminary materials.
----

----
/ /	Check box if any part of the fee is offset as provided
----	by Exchange Act Rule 0-11(a)(2) and identify the filing for
which the offsetting fee was paid previously. Identify the
previous filing by registration statement number, or the Form or
Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

PUTNAM SCRIPT:

Hello, I’m trying to reach (shareholder name) is he/she available?

My name is ______ and I’m calling from on a recorded line on behalf of your _______ Fund. We sent you a proxy card to register your vote for the shareholder meeting and haven’t received it back so we are calling to ask if you would like to issue a vote on your account. Have you received the proxy materials?

If proxy materials have not been received please confirm address and offer to resend materials. Terminate Call

If yes, move forward to Voting Section. If no, then:

The Shareholder Meeting is set for June 29, 2006 and we are encouraging all shareholders to vote their card as soon as possible. If you have any questions or would like to quickly vote your shares over the phone, please call 1-888-288-6597. When calling, please refer to record #___. Your participation would be greatly appreciated. Thank you for your time and have a good day/evening.

Voting Section:

Would you like to register a vote along with the recommendations of your Board?

If yes, then:
I am recording your ____ vote and will send you a printed confirmation. For confirmation purposes, may I have your full name, street address city, state and zip code that we’ll be mailing your confirmation to?

If no, then:
I could quickly review the proposals and assist you in registering your vote today.
Would that be OK?

If yes – (after review),
Would you like to register a vote along with the recommendations of the Board?

Thank you for your time and your vote Mr./Mrs. ____ . Have a good day/evening!

If no, then:
The Shareholder Meeting is set for June 29, 2006 and we are encouraging all shareholders to vote their card as soon as possible. If you have any questions or would like to quickly vote your shares over the phone, please call 1-888-288-6597. When calling, please refer to record #___. Your participation would be greatly appreciated. Thank you for your time and have a good day/evening.

Handling calls that need additional information;
Putnam Customer Service;
Please do a warm transfer to the following 800 number for complete customer service.

1-800-225-1581- Hours of operation; Monday – Friday 8:30 am – 8:00 pm